Exhibit 3.5

FORM OF COMMON STOCK PURCHASE WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT (i) EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

[●], 2016  No. W-__

LEVEL BEAUTY GROUP, INC.

COMMON STOCK PURCHASE WARRANT
This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, [●] (“Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from Level Beauty Group, Inc., a North Carolina corporation (the “Company”), [●]fully paid and nonassessable shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”). Holder shall be entitled to purchase the shares of Common Stock in accordance with Section 2 at any time during the Exercise Period (as defined below). The shares of Common Stock of the Company for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the “Shares.” This Warrant is one of a series of Warrants included in the Units issued and sold by the Company pursuant to the terms and conditions of the Company’s Confidential Offering Documents for Accredited Investors dated September 12, 2016 and the Subscription Agreement (the "Subscription Agreement") dated [•], 2016 by and between the Company and the Holder (collectively, the "Offering Documents").

1.           Exercise Period; Price.

1.1           Exercise Period. This Warrant shall become exercisable (the "Exercise Period") on the earlier of (i) the IPO Closing Date; or (ii) the Maturity Date and shall terminate at 5:00 p.m. Eastern time on September 30, 2021 (the “Expiration Date”). When used herein, "IPO Closing Date" shall mean the date the Company closes a firm commitment initial public offering (the "Initial Public Offering") of its securities resulting in gross proceeds to the Company of at least $10,000,000 prior to the Maturity Date, and the "Maturity Date" shall mean September 30, 2017.

1.2           Exercise Price. In the event of an Initial Public Offering prior to the Maturity Date, the exercise price ("Exercise Price") will be equal to the lesser of: (i) 120% of the per share price paid by the purchasers of the Common Stock in the Initial Public Offering; or (ii) the price equal to the quotient of $20,000,000 divided by the aggregate number of shares outstanding of the Company’s Common Stock immediately prior to the IPO Closing Date (assuming full conversion or exercise of all convertible or exercisable securities then outstanding other than the Notes). In the event there is no Initial Public Offering by the Maturity Date, the Exercise Price will be equal to the quotient of $20,000,000 divided by the aggregate number of shares outstanding of the Company’s Common Stock immediately prior to the exercise of such Warrant (assuming full conversion or exercise of all convertible or exercisable securities then outstanding other than the Notes). In all instances the Exercise Price is subject to adjustment as hereinafter set forth.

2.           Exercise and Payment. At any time during the Exercise Period, this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise attached hereto as Annex I, duly completed and executed by the Holder, to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash, wire transfer or by check payable to the order of the Company in immediately available funds. If not exercised in full, this Warrant must be exercised for a whole number of Shares.

3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Shares or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

4.           Delivery of Stock Certificates. Within three (3) trading days after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable Shares which the Holder shall have requested in the Notice of Exercise. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant (dated the date hereof and of like tenor) for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

5.           Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

6.           Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

7.           Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

8.           Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

8.1           Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

8.2           Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on its Common Stock payable in shares of Common Stock or other securities or rights convertible into shares of Common Stock (“Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of Shares for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

8.3           Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, shares of Common Stock or Common Stock Equivalents), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company’s Board of Directors, or (ii) provide by resolution of the Company’s Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the shares of Common Stock otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

8.4           Effect of Consolidation, Merger or Sale. In case of any reclassification, capital reorganization, or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination, stock dividend or other distribution provided for in Sections 8.1, 8.2 and 8.3 above), or in case of any consolidation or merger of the Company with or into any corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and/or the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, capital reorganization, change, merger or sale by a holder of the number of Shares then purchasable under this Warrant. In any such case, appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable to any shares of stock or other securities and property deliverable upon exercise hereof, or to any new Warrant delivered pursuant to this Section 8.4, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided, that the aggregate Exercise Price shall remain the same. The provisions of this Section 8.4 shall similarly apply to successive reclassifications, capital reorganizations, changes, mergers and transfers.

9.           Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 8 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

10.           Rights As Shareholder; Notice to Holders. Nothing contained in this Warrant shall be construed as conferring upon the Holder or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

(i)           a dissolution, liquidation or winding up of the Company shall be proposed;

(ii)           a capital reorganization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination, stock dividend or other distribution) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and/or the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company; or

(iii)           a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) for other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

Such giving of notice shall be simultaneous with (or in any event, no later than) the giving of notice to holders of Common Stock. Such notice shall specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action contemplated in this Section 10.

11.           Restricted Securities; Lockup. This Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended, or an applicable exemption from such registration. This Warrant and the Shares are subject to the terms of the "lock-up" agreement as set forth in the Subscription Agreement. The Company will place a securities legend to the foregoing effect on any Shares issued to the Holder upon exercise of this Warrant.
12.           Disposition of Shares; Transferability.
12.1           Transfer. This Warrant shall be transferable only on the books of the Company, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

12.2           Rights, Preferences and Privileges of Common Stock. The powers, preferences, rights, restrictions and other matters relating to the shares of Common Stock will be as determined in the Company’s Articles of Incorporation, as amended, as then in effect.

13.           Miscellaneous.

13.1           Binding Effect. This Warrant and the various rights and obligations arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.2           Entire Agreement. This Warrant and the Offering Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof.
13.3           Amendment and Waiver. Any term of this Warrant may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders representing a majority-in-interest of the Shares underlying the Warrants pursuant to the Offering Documents. Any waiver or amendment effected in accordance with this Section 13.3 shall be binding upon the Holder and the Company.
13.4           Governing Law. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law. Any suit, action or proceeding arising out of or relating to this Warrant shall be brought in State Circuit Court or Federal District Court located in Mecklenburg County, North Carolina.
13.5           Headings. The headings in this Agreement are for convenience only and shall not alter or otherwise affect the meaning hereof.
13.6           Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.
13.7           Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in the same manner as provided in the Agreement.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant as of the date appearing on the first page of this Warrant.

THE COMPANY:
LEVEL BEAUTY GROUP, INC.

By: _______________________________
___________________
Its: __________________

ANNEX I
NOTICE OF EXERCISE
To:
Level Beauty Group, Inc.
1.
The undersigned Holder hereby elects to purchase _____________ shares of common stock, $0.01 par value per share (the “Shares”) of Level Beauty Group, a North Carolina corporation (the “Company”), pursuant to the terms of the attached Warrant. The Holder shall make payment of the Exercise Price by delivering the sum of $____________, in lawful money of the United States, to the Company in accordance with the terms of the Warrant.

2.
Please issue and deliver certificates representing the Warrant Shares purchased hereunder to Holder: ,Address: in the following denominations: ____________________________.

Taxpayer ID No.: __________________________________

If delivery of the Warrant Shares is requested via DWAC, please check this box and provide the requested information:

☐
The Company is requested to electronically transmit the Warrant Shares issuable pursuant to this Notice of Exercise to the account of the Holder with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
_______________________________
Account Number:
_______________________________

3.
Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Holder:
Dated:
By:
Its:
Address:

4.
The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date: